As filed with the Securities and Exchange Commission on August 11, 2005

                                                Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________

                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                              ____________________

                Delaware                                    88-0219860
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

            1800 Bering Drive                                 77057
                Suite 1000                                  (Zip Code)
              Houston, Texas
 (Address of Principal Executive Offices)

              Synagro Technologies, Inc. 2005 Restricted Stock Plan
                            (Full title of the plan)

                               Alvin L. Thomas II
                          Secretary and General Counsel
                           Synagro Technologies, Inc.
                          1800 Bering Drive, Suite 1000
                              Houston, Texas 77057
                     (Name and address of agent for service)


                                 (713) 369-1700
          (Telephone number, including area code, of agent for service)


                                              CALCULATION OF REGISTRATION FEE
------------------------------ -------------------- --------------------- ----------------------- ------------------
                                                      Proposed maximum       Proposed maximum         Amount of
  Title of securities to be       Amount to be       offering price per     aggregate offering      registration
         registered              registered (1)          share (2)              price (2)              fee (3)
------------------------------ -------------------- --------------------- ----------------------- ------------------
Common Stock, par value
$0.002 per share                    3,500,000              $5.245              $18,357,500            $2,160.68
------------------------------ -------------------- --------------------- ----------------------- ------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2) With respect to the 3,500,000 shares of common stock that are currently authorized for issuance but that have not yet been granted under the Synagro Technologies, Inc. 2005 Restricted Stock Plan (the "Plan"), the proposed maximum offering price is calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for the shares of common stock as reported on The Nasdaq National Market on August 10, 2005 solely for the purpose of calculating the registration fee.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents filed by Synagro Technologies, Inc. (the "Company" or "Synagro") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this Registration
Statement:

     (i) The Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 filed with the Securities and Exchange Commission (the "Commission") on May 24, 2005;

     (ii) The Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005 filed with the Commission on May 6, 2005, and for the quarter ended June 30, 2005 filed with the Commission on August 10, 2005;

     (iii) The Current Reports on Form 8-K filed by the Company on January 28, 2005, February 22, 2005, February 24, 2005, April 18, 2005, May 5, 2005 (as
amended on May 23, 2005), May 27, 2005, June 3, 2005 (three reports), June 8, 2005, June 16, 2005, June 17, 2005, June 21, 2005, July 1, 2005 and July 5,
2005;

     (iv) The description of the Company's common stock contained in the Company's Registration Statement on Form S-1 (No. 333-122351), as originally filed on January 28, 2005, and all amendments and reports thereafter filed for the purpose of updating such description; and

     (v) The description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form S-1 (No. 333-122351), as originally filed on January 28, 2005, and all amendments and reports thereafter filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Item 4.    Description of Securities.  Not applicable.

Item 5.    Interests of Named Experts and Counsel.  Not applicable.

Item 6.    Indemnification of Directors and Officers.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper stock purchase or redemption or any transaction from which the director derived an improper personal benefit.

     Section 145(a) of the General Corporation Law of the State of Delaware ("DGCL") grants to the Company the authority to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even through less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders. The Restated Certificate of Incorporation and bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law, and to implement any such provisions the Company has entered into pursuant to contractual indemnity agreement with its directors and executive officers. The Company's Restated Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     In a suit brought to obtain a judgment in the corporation's favor, whether by the Company itself or derivatively by a stockholder, Section 145(b) of the DGCL only allows the Company to indemnify for expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the Company may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the Company except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. According to the statute, in any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys' fees).

     Section 145 of the DGCL also allows the Company to purchase and maintain insurance on behalf of its directors and officers against liabilities that may be asserted against, or incurred by, such persons in any such capacity, whether the Company would have the authority to indemnify such person against liability under the provisions of Section 145. The Company has purchased insurance on behalf of its directors and officers for such purposes.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 7.    Exemption from Registration Claimed.  Not applicable.

Item 8. Exhibits. Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.    Undertakings.

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 10, 2005.


                                     SYNAGRO TECHNOLOGIES, INC.



                                     By: /s/ Robert C. Boucher Jr.
                                         ---------------------------------------
                                         Robert C. Boucher Jr.
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Boucher Jr. and J. Paul Withrow and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 10, 2005.

                 Signature                                   Title
                 ---------                                   -----

        /s/ Robert C. Boucher Jr.            President, Chief Executive Officer
   --------------------------------------    and Director (Principal Executive
            Robert C. Boucher Jr.            Officer)


        /s/ J. Paul Withrow                  Chief Financial Officer and
   --------------------------------------    Director (Principal Financial
            J. Paul Withrow                  Officer)


        /s/ Thomas M. Urban                  Chief Accounting Officer
   --------------------------------------    (Principal Accounting
            Thomas M. Urban                  Officer)


        /s/ Ross M. Patten                   Chairman of the Board
   --------------------------------------
            Ross M. Patten


        /s/ Gene Meredith                    Director
   --------------------------------------
            Gene Meredith


        /s/ Alfred Tyler, 2nd                Director
   --------------------------------------
            Alfred Tyler, 2nd

        /s/ David A Donnini                  Director
   --------------------------------------
            David A Donnini


        /s/ Vincent J. Hemmer                Director
   -------------------------------------
            Vincent J. Hemmer


        /s/ George E. Sperzel                Director
   --------------------------------------
            George E. Sperzel


        /s/ James B. Mattly                  Director
   --------------------------------------
            James B. Mattly

                                  EXHIBIT INDEX

Exhibit No.    Exhibit
-----------    -------
4.1            Form of stock certificate of the Company (Incorporated by
               reference the Company's Registration Statement on Form S-1 dated
               August 19, 1995).

4.2 Rights Agreement dated as of December 20, 1996, between Synagro Technologies, Inc. and Intercontinental Registrar & Transfer Agency, Inc. (Incorporated by reference as Exhibit 4.1 to the Company's Form 8-A dated December 27, 1996).

4.3 Amended and Restated Registration Agreement dated August 14, 2000, by and between Synagro Technologies, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., and TCW Leverage Income Trust IV, L.P. (Incorporated by reference to Exhibit 2.8 to the Company's Current Report on Form 8-K, dated August 28, 2000). Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of Synagro Technologies, Inc. (Incorporated by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K, dated June 30, 2000).

*5.1 Opinion of Alvin L. Thomas II, Executive Vice President and General Counsel of the Company.

*23.1          Consent of Alvin L. Thomas II (included in the opinion filed as
               Exhibit 5.1 to this Registration Statement).

*23.2          Consent of Independent Registered Public Accounting Firm.

*24.1          Powers of Attorney (included on the signature page hereto).

_______________________________
*    Filed herewith